UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Minnesota Drive Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 830-3300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(d)	Mr. Marc L. Reisch, President and Chief Executive Officer and Chairman of Visant Corporation (“Visant” or “Registrant”), gave notice of his retirement from Visant on August 21, 2015, effective immediately. Mr. Reisch has been appointed to the role of Non-Executive Chairman Director to ensure that his experience, advice and assistance remain available to Visant.

In addition to retaining a role with the Registrant’s Board of Directors and the Executive Committee of the Board, the Compensation Committee of the Board of Directors approved the entry into a consulting agreement between Visant Holding Corp. (“VHC”), Registrant’s parent, with Mr. Reisch under which he will provide strategic advisory services as requested, with a term through July 2, 2017, unless earlier terminated (the “Consulting Agreement”). His consulting services will be compensated with a monthly consulting fee and the opportunity for a cash bonus, subject to the occurrence of certain events, including a change in control. The foregoing summary is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Consulting Agreement dated as of August 24, 2015, by and between Visant Holding Corp. and Marc L. Reisch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: August 27, 2015
/s/ James S. Simpson
James S. Simpson
Senior Vice President, Chief Financial Officer

Exhibit No.	Exhibit

10.1	Consulting Agreement dated as of August 24, 2015, by and between Visant Holding Corp. and Marc L. Reisch